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                                                                   Exhibit 99h.2
                                                                   -------------

                                     FORM OF
                            ADMINISTRATION AGREEMENT


         THIS AGREEMENT is made as of this 1st day of March, 1999, by and between SSgA International Liquidity Fund, a Delaware business trust (the "Company"), and BISYS FUND SERVICES OHIO, INC. (the "Administrator"), an Ohio corporation.

         WHEREAS, the Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares of beneficial interest ("Shares"); and

         WHEREAS, Administrator is an affiliate of BISYS Fund Services Limited Partnership, BISYS Fund Services, Inc. and BISYS Fund Services (Ireland) Limited (each such entity and any other entity hereafter providing services under a BISYS Agreement (as defined below) is hereinafter referred to as a "BISYS Entity"); and

         WHEREAS, concurrently herewith, Administrator and the other BISYS Entities are entering into other agreements to provide services to the Company, the International Currency Fund, and SSgA Cash Management Fund PLC (such agreements and any other comparable agreements in effect from time to time being referred to collectively as the "BISYS Agreements"); and

         WHEREAS, the Company desires the Administrator to provide, and the Administrator is willing to provide, management and administrative services to such series of the Company as the Company and the Administrator may agree on ("Funds") and as listed on Schedule A attached hereto and made a part of this Agreement, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Company and the Administrator hereby agree as follows:

         ARTICLE 1. Retention of the Administrator. The Company hereby retains the Administrator to act as the administrator of the Funds and to furnish the Funds with the management and administrative services as set forth in Article 2 below. The Administrator hereby accepts such employment to perform the duties set forth below. The Company consents to the performance of certain services hereunder by Administrator's affiliate, BISYS Fund Services (Ireland) Limited ("BISYS Ireland"); provided, however, that Administrator shall be fully responsible for the acts and omissions of BISYS Ireland and shall not be relieved of any of its responsibilities hereunder by any such delegation.




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         The Administrator shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Company in any way and shall not be deemed an agent of the Company.

         ARTICLE 2. Administrative Services. The Administrator shall perform administrative services in connection with the operations of the Funds, and, on behalf of the Company, will investigate, assist in the selection of, supervise the performance by and conduct relations with custodians, depositories, accountants, legal counsel, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Funds' operations. The Administrator shall provide the Trustees of the Company with such reports regarding investment performance as they may reasonably request but shall have no responsibility for supervising the performance by any investment adviser or sub-adviser of its responsibilities.

         The Administrator shall provide the Company with regulatory reporting, all necessary office space, equipment, personnel, compensation and facilities (including facilities for Shareholders' and Trustees' meetings) for handling the affairs of the Funds and such other services as the Administrator shall, from time to time, determine to be necessary to perform its obligations under this Agreement. In addition, at the request of the Board of Trustees, the Administrator shall make reports to the Company's Trustees concerning the performance of its obligations hereunder.

         Without limiting the generality of the foregoing, the Administrator shall:

                  (a) calculate contractual Company expenses and control all disbursements for the Company, and, as appropriate, compute the Company's yields, total return, expense ratios, portfolio turnover rate and, if required, portfolio average dollar-weighted maturity;

                  (b) assist Company counsel with the preparation of prospectuses, statements of additional information, registration statements and proxy materials;

                  (c) prepare such reports, applications and documents (including reports regarding the sale and redemption of Shares as may be required in order to comply with Federal and state securities law) as may be necessary or desirable to register the Company's Shares with state securities authorities, monitor the sale of Company Shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Company and the Company's Shares and all amendments thereto, as may be necessary or convenient to register and keep effective the Company and the Company's Shares with state securities authorities to enable the Company to make a continuous offering of its Shares;



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                  (d)      develop and prepare, with the assistance of the
                           Company's investment adviser, communications to Shareholders, including the annual report to Shareholders, coordinate the mailing of prospectuses, notices, proxy statements, proxies and other reports to Company Shareholders, and supervise and facilitate the proxy solicitation process for all shareholder meetings, including the tabulation of shareholder votes;

                  (e) administer contracts on behalf of the Company with, among others, the Company's investment adviser, distributor, custodian, transfer agent and fund accountant;

                  (f) supervise the Company's transfer agent with respect to the payment of dividends and other distributions to Shareholders;

                  (g) calculate performance data of the Funds for dissemination to information services covering the investment company industry including, without limitation, calculation of one, five and ten year total returns and such other measures of performance reasonably requested by the Company;

                  (h) coordinate and supervise the preparation and filing of the Company's tax returns;

                  (i) examine and review the operations and performance of the various organizations providing services to the Company or any Fund of the Company, including, without limitation, the Company's investment adviser, distributor, custodian, fund accountant, transfer agent, outside legal counsel and independent public accountants, and, at the request of the Board of Trustees, report to the Board on the performance of organizations;

                  (j) assist with the layout and printing of publicly disseminated prospectuses and assist with and coordinate layout and printing of the Company's semi-annual and annual reports to Shareholders;

                  (k) assist with the design, development, and operation of the Funds, including new classes, investment objectives, policies and structure;

                  (l) provide individuals reasonably acceptable to the Company's Board of Trustees to serve as officers of the Company, who will be responsible for the management of certain of the Company's affairs as determined by the Company's Board of Trustees;

                  (m) advise the Company and its Board of Trustees on matters concerning the Company and its affairs;



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                  (n)      obtain and keep in effect fidelity bonds and
                           directors and officers/errors and omissions insurance policies for the Company in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act as such bonds and policies are approved by the Company's Board of Trustees;

                  (o) monitor and advise the Company and its Funds on their registered investment company status under the Internal Revenue Code of 1986, as amended;

                  (p) perform all administrative services and functions of the Company and each Fund to the extent administrative services and functions are not provided to the Company or such Fund pursuant to the Company's or such Fund's distribution agreement, transfer agent agreement and fund accounting agreement;

                  (q) furnish advice and recommendations with respect to other aspects of the business and affairs of the Funds as the Company and the Administrator shall determine desirable; and

                  (r) prepare and file with the SEC the semi-annual report for the Company on Form N-SAR and all required notices pursuant to Rule 24f-2.

         The Administrator shall perform such other services for the Company that are mutually agreed upon by the parties from time to time. Such services may include performing internal audit examinations; mailing the annual reports of the Funds; preparing an annual list of Shareholders; and mailing notices of Shareholders' meetings, proxies and proxy statements, for all of which the Company will pay the Administrator's out-of-pocket expenses.

         ARTICLE 3.  Allocation of Charges and Expenses.

         (A) THE ADMINISTRATOR. The Administrator shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Company as well as all Trustees of the Company who are affiliated persons of the Administrator or any affiliated corporation of the Administrator; provided, however, that unless otherwise specifically provided, the Administrator shall not be obligated to pay the compensation of any employee of the Company retained by the Trustees of the Company to perform services on behalf of the Company.

         (B) THE COMPANY. The Company assumes and shall pay or cause to be paid all other expenses of the Company not otherwise allocated herein, including, without limitation, organization costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing Shareholders, all expenses


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incurred in connection with issuing and redeeming Shares, the costs of custodial services, the cost of initial and ongoing registration of the Shares under Federal and state securities laws, fees and out-of-pocket expenses of Trustees who are not affiliated persons of the Administrator or any affiliated corporation of the Administrator, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses.

         ARTICLE 4.  COMPENSATION OF THE ADMINISTRATOR.

         (A) ADMINISTRATION FEE. For the services to be rendered, the facilities furnished and the expenses assumed by the Administrator pursuant to this Agreement, the Company shall pay to the Administrator compensation at an annual rate specified in Schedule A attached hereto. Such compensation shall be calculated and accrued daily, and paid to the Administrator monthly. The Company shall also reimburse the Administrator for its reasonable out-of-pocket expenses, including, but not limited to, the travel and lodging expenses incurred by officers and employees of the Administrator in connection with attendance at Board meetings.

                  If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Administrator's compensation for the preceding month shall be made promptly.

         (B) SURVIVAL OF COMPENSATION RIGHTS. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

         ARTICLE 5. LIMITATION OF LIABILITY OF THE ADMINISTRATOR. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. Administrator shall use its best efforts to ensure the accuracy of all services performed under this Agreement, but shall not be liable to the Company for any action taken or omitted by Administrator in the absence of bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties. The Company agrees to indemnify and hold harmless Administrator, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to Administrator's actions or omissions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests given or made to Administrator by the Company, provided that this indemnification shall not apply to actions or omissions of Administrator in cases of its own bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties.




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         For purposes of this Agreement, actions or omissions by any BISYS
Entity or its employees, agents, directors, officers or nominees made in any capacity shall be deemed to be actions or omissions by Administrator. Any actions or omissions by a person who is both an officer or employee of the Company and an officer or employee of any BISYS Entity shall be deemed to have been committed solely in such person's capacity as an officer or employee of such BISYS Entity.

         The Company's agreement to indemnify Administrator, its partners and employees and any such controlling person, as aforesaid, is expressly conditioned upon the Company being notified of any action brought against Administrator, its partners or employees, or any such controlling person, such notification to be given in accordance with Article 12 hereof within 10 days after the summons or other first legal process shall have been served. The failure to so notify the Company of any such action shall not relieve the Company from any liability which the Company may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than with respect to incremental liabilities resulting from such failure. The Company will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Company and approved by Administrator, which approval shall not be unreasonably withheld. In the event the Company elects to assume the defense of any such suit and retain counsel of good standing approved by Administrator, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Company does not elect to assume the defense of any such suit, or in case Administrator reasonably does not approve of counsel chosen by the Company, the Company will reimburse Administrator, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Administrator or them.

         The Administrator may apply to the Company at any time for instructions and may consult counsel for the Company and with accountants and other experts with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable or accountable for any reasonable action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

         Also, the Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. The Administrator will not be held to have notice of any change of authority of any officers, employees or agents of the Company until receipt of written notice thereof from the Company.

         ARTICLE 6. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator rendered to the Company are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests. It is understood that directors, officers, employees and Shareholders of the Company are or may be or become


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interested in the Administrator, as officers, employees or otherwise and that partners, officers and employees of the Administrator and its counsel are or may be or become similarly interested in the Company, and that the Administrator may be or become interested in the Company as a Shareholder or otherwise.

         ARTICLE 7. DURATION OF THIS AGREEMENT. The Term of this Agreement shall be as specified in Schedule A hereto.

         ARTICLE 8. ASSIGNMENT. This Agreement shall not be assignable by either party without the written consent of the other party; the Administrator may also at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder with the express prior written consent of the Company, provided that, to the extent that the services delegated involve only such ministerial tasks as are routinely and commonly delegated by similarly situated service providers, such consent shall not be unreasonably withheld. The Administrator shall not, however, be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that the Administrator shall be responsible, to the extent provided in Article 5 hereof, for all acts of such subcontractor as if such acts were its own. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         ARTICLE 9. AMENDMENTS. This Agreement may be amended by the parties by a duly authorized written instrument.

         ARTICLE 10. CERTAIN RECORDS. The Administrator shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of the Company shall be prepared and maintained at the expense of the Administrator, but shall be the property of the Company and will be made available to or surrendered promptly to the Company on request.

         In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Company and follow the Company's instructions as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Company has agreed to indemnify the Administrator against such liability.

         ARTICLE 11. DEFINITIONS OF CERTAIN TERMS. The terms "interested person" and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.




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         ARTICLE 12. NOTICE. Any notice, demand, request or other communication which may be required or contemplated herein shall be sufficiently given if (i) given either by facsimile transmission or telex, by reputable overnight delivery service, postage prepaid, or by registered or certified mail, postage prepaid and return receipt requested, to the address indicated below or to such other address as any party hereto may specify as provided herein, or (ii) delivered personally at such address.

If to the Trust:                         State Street Global Advisers
                                         Almack House
                                         28 King Street
                                         London, England  SW1Y6QW
                                         Attention:  Peter B. Collacott

with a copy to:

                                         Geoffrey R.T. Kenyon
                                         Goodwin, Procter & Hoar  LLP
                                         Exchange Place
                                         Boston, MA 02109-2881


If to Administrator:                     3435 Stelzer Road
                                         Columbus, Ohio 43219.
                                         Attention: J. David Huber

         ARTICLE 13. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. It is expressly agreed that the obligations of the Company hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Company personally, but shall bind only the trust property of the Company. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Company, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Company as provided in the Company's Agreement and Declaration of Trust.

         ARTICLE 14. SEVERAL OBLIGATIONS OF THE FUNDS. The Company is a series company with multiple series, the Funds, and has entered into this Agreement on behalf of those series, as amended from time to time on notice to the Administrator. With respect to any obligation of the Company on behalf of any Fund arising hereunder, the Administrator shall look for payment or satisfaction of such obligations solely to the assets and property of the Fund to which such obligation relates as though the Company had separately contracted with the Administrator by separate written instrument with respect to each Fund. In addition, this Agreement may be terminated with respect to one or more Funds without affecting the rights, duties or obligations of any of the other Funds.


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         ARTICLE 15. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         ARTICLE 16. FORCE MAJEURE. If the Administrator is prevented, hindered or delayed from or in performing any of its obligations under this Agreement by a Force Majeure Event (as defined below), then:

                  (a)      (i)      the Administrator's obligations under
                                    this Agreement shall be suspended for so long as the Force Majeure Event continues and to the extent that it is so prevented, hindered or delayed;

                           (ii) as soon as possible after the commencement of the Force Majeure Event the Administrator shall notify the Company in writing of the occurrence of the Force Majeure Event, the date of commencement of the Force Majeure Event and the effect of the Force Majeure Event on the Administrator's ability to perform its obligations under this Agreement; and

                           (iii) as soon as possible after the cessation of the Force Majeure Event the Administrator shall notify the Company in writing of the cessation of the Force Majeure Event and shall resume performance of its obligations under this Agreement.


                  (b) If the Force Majeure continues for more than one month after the commencement of the Force Majeure Event either party may terminate this Agreement by giving not less than seven days notice in writing to the other party.

                  (c) "Force Majeure Event" means any event beyond the reasonable control of a party including, without limitation, acts of God, war, riot, civil commotion, malicious damage, compliance with any law or governmental order, rule, regulation or direction, accident, breakdown of plant or machinery, fire, flood or storm.

         ARTICLE 17. MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument. For purposes of this Agreement, no officer of the Company who is an employee of any BISYS Entity shall be deemed to be an authorized representative of the Company for the purposes of giving or receiving any notice, consent, or other communication pursuant to Articles 5, 8, 10, 16 and Schedule A of this Agreement or not in the ordinary course of business. No provision of this Agreement shall be deemed to limit the duties or obligations of Administrator or any other


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BISYS Entity under any other BISYS Agreement. Paragraph headings in this
Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                  SSGA INTERNATIONAL LIQUIDITY FUND


                                  By:
                                      ----------------------------------
                                  Title:
                                         -------------------------------

                                  BISYS FUND SERVICES OHIO, INC.


                                  By:
                                      ----------------------------------
                                  Title:
                                         -------------------------------


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                                   SCHEDULE A
                         TO THE ADMINISTRATION AGREEMENT
                            DATED AS OF MARCH 1, 1999
                                     BETWEEN
                        SSgA International Liquidity Fund
                                       AND
                         BISYS FUND SERVICES OHIO, INC.


Funds: This Agreement shall apply to all Funds of SSgA International Liquidity Fund, either now or hereafter created. The current Funds of SSgA International Liquidity Fund are set forth below: U.S. Dollar, Pound Sterling, Euro and Canadian Dollar (collectively, the "Funds").

Fees: Pursuant to Article 4, in consideration of services rendered and expenses assumed pursuant to this Agreement, the Company will pay the Administrator on the first business day of each month, or at such time(s) as the Administrator shall request and the parties hereto shall agree, a fee computed daily and paid as specified below:

                  Asset Size*                                   Gross Fee bps

                  Up to 250m                                          5

                  In excess of 250m but less than 500m                4

                  In excess of 500m                                   3

                  All fees are incremental

* The asset size refers to the amount in the relevent designated currency.

                  WAIVERS                                       USD COMPLEX BPS

         The combined Master/Feeder administration fee                7
         (Waiver being borne by the feeder)




                  The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be prorated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

                  For purposes of determining the fees payable, the applicable rate will be applied on an annual basis to each of the Portfolio's average daily net assets, to the Administrator, the value of the net assets of a particular Fund shall be computed in the manner described in the Company's Declaration of Trust or in the Prospectus or Statement of Additional Information respecting that Fund as from time to time is in effect for the computation of the value of such net assets in connection with the determination of the liquidating value of the shares of such Fund.

                  The parties hereby confirm that the fees payable hereunder shall be applied to each Fund as a whole, and not to separate classes of shares within the Funds.


Term: Pursuant to Article 7, the term of this Agreement shall commence on March 1, 1999 and shall remain in effect through March 1, 2000 ("Initial Term"). Thereafter, if not earlier terminated as herein provided, it shall continue from year to year so long as such continuance with respect to any such Fund is approved at least annually by the Trustees of the Company. Notwithstanding the foregoing, this Agreement may be terminated by either party, without payment of any penalty, subject to the liquidated damages described below, at any time with respect to any Fund upon not less than 120 days' prior written notice to the other party.

                  The Company may terminate this Agreement for Cause, as defined below, without incurring any additional cost. For purposes of this Agreement, the term "Cause" shall mean (i) dishonest statements or acts with respect to the Company or any affiliate thereof; (ii) failure to perform to the reasonable satisfaction of the Company's Board of Trustees a substantial portion of the Administrator's duties and responsibilities hereunder; (iii) gross negligence or willful misconduct of the Administrator with respect to the Company or any affiliate thereof; or (iv) a material breach by the Administrator of any of the Administrator's obligations hereunder.

                  Notwithstanding the foregoing, after such termination for so long as the Administrator, with the written consent of the Company, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due the Administrator and unpaid by the Company upon such termination shall be immediately due and payable upon and notwithstanding such termination. The Administrator shall be entitled to collect from the Company, in addition to the compensation described in this

                  Schedule A, the amount of all of the Administrator's cash disbursements for services in connection with the Administrator's activities in effecting such termination, including without limitation, the delivery to the Company and/or its designees of the Company's property, records, instruments and documents, or any copies thereof. Subsequent to such termination, for a reasonable fee, the Administrator will provide the Company with reasonable access to any Company documents or records remaining in its possession.